Exhibit 10.13

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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CONFIDENTIAL

This Research License Agreement (the “Agreement”) is made effective on ____________________ (the “Effective Date”),

by and between

Selexis SA, 18 ch. des Aulx, 1228 Plan-les-Ouates, Geneva, Switzerland SA (“Selexis”)

and

Oncobiologics, Inc. 7 Clarke Drive, Cranbury, NJ 08512 (“COMPANY”)

BACKGROUND

Whereas, COMPANY is a biopharmaceutical Company engaged in the research, development, manufacturing and sale of biopharmaceutical products; and

Whereas, Selexis is the owner of certain proprietary and confidential information and know-how (“Selexis Know How”, as defined further below), and intellectual property (“Selexis Patent Rights”, as defined further below); and

Whereas, Selexis is a biotechnology Company engaged in the development and sale of recombinant cell lines based on proprietary technology (“Selexis Technology”, as defined further below); and

Whereas, Selexis is willing to grant COMPANY, and COMPANY is willing to receive from Selexis, Selexis Know-How and Selexis Patent Rights and licenses thereto related to the Selexis Technology, on the terms and conditions set forth herein.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

AGREEMENT

Now, therefore, the Parties, intending to be legally bound hereby, do hereby agree as follows:

1	Definitions

The following capitalized terms, whether used in the singular or the plural, shall have the following meanings as used in this Agreement, unless otherwise specifically indicated:

1.1.          “Affiliate” shall mean any Person that, at the date of this Agreement, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Party specified. For the purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through ownership of fifty percent (50%) or more of the voting securities of such Person, by contract or otherwise. A Person shall only be considered an Affiliate for so long as such control exists.

1.2.          “Agreement” shall mean as defined on Page 2, 1st paragraph.

1.3.          “Cell Line” shall mean a mammalian cell line that is developed using the Selexis Technology.

1.4.          “Confidential Information” shall, subject at all times to Section 9.2, mean: (i) information of one Party communicated to the other Party that, if written, is marked “confidential” by the providing Party or, if oral, is reduced to writing and marked “confidential” by the providing Party, and delivered to the receiving Party, within thirty (30) days of the oral disclosure, under, or as a result of or in connection with, this Agreement, and (ii) information in respect of a Cell Line for any specific recombinant protein generated under, or as a result of or in connection with this Agreement.

1.5.          “Contract Manufacturing Organization” shall mean an entity of which at least fifty percent (50%) of the business is directed toward the provision of services or products for non-affiliate third parties.

1.6.          “Effective Date” shall have the meaning as given on Page 2, 1st paragraph.

1.7.          “Force Majeure” shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder; including but not limited to acts of war, political unrest, severe weather, flooding, fire, earthquakes or similar event.

1.8.          “COMPANY” shall mean as defined on Page 2, 1st paragraph.

1.9.          “IND” shall mean an Investigational New Drug Application for the Product filed with the FDA pursuant to 21 C.F.R. Part 312, or any comparable filing made with a Regulatory Authority in another country (including the submission to a competent authority of a request for an authorisation concerning a clinical trial, as envisaged in Article 9, paragraph 2, of European Directive 2001/20/EC).

1.10.         “Invention” shall mean any invention, idea, innovation, enhancement, improvement or feature,

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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whether or not patentable or registrable, together with any intellectual property rights relating thereto (including without limitation Patent Rights and rights in confidentiality and proprietary information).

1.11.         “Know-How” shall mean information in whatever form, including in any electronic, tangible or intangible medium, and includes information and materials relating to Inventions and other know-how, trade secrets, data (including amongst other things all data from pre-clinical and clinical studies and other studies intended for regulatory submission), results, formulae, DNA and amino acid sequence information and developments.

1.12.         “Licensed Field of Use” shall mean preclinical Research including production of an unlimited number of Cell Lines to produce an unlimited number of recombinant proteins, and including the evaluation of the Cell Lines. For the avoidance of doubt, such activities do not include the use of recombinant proteins expressed in clinical trials.

1.13.         “Licensed Product” means a recombinant protein produced by a Cell Line developed hereunder.

1.14.         “Party” shall mean Selexis or COMPANY, as the case may be; and “Parties” shall mean Selexis and COMPANY, collectively.

1.15.         “Patent Rights” shall mean any and all of the following: (i) patent applications (including provisional patent applications) and patents (including the inventor’s certificates); (ii) any substitution, extension (including patent term extensions and supplementary protection certificate), registration, confirmation, reissue, continuation, divisional, continuation-in-part, re-examination, renewal, patent of addition or the like thereof or thereto; (iii) any foreign counterparts of any of the foregoing; and (iv) any utility model applications and utility models (whether or not corresponding to any of the foregoing).

1.16.         “Permitted Collaboration” means a co-collaboration with a Third Party to [*] pursuant to a written agreement which includes (i) [*] COMPANY and the Third Party and (ii) [*] or [*] for [*] under such agreement. By way of example and not limitation, a relationship in which such Third Party engaged COMPANY to [*] in which [*] would not be a “Permitted Collaboration”; whereas a relationship in which such Third Party and COMPANY [*] and pursuant to which [*] (even if [*]) would be a Permitted Collaboration.

1.17.         “Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability COMPANY, a trust, an estate, an unincorporated organization, or any other entity, or a government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

1.18.         “Product” means any pharmaceutical preparation in any form containing Licensed Product or any variant, homolog, derivative, fragment or fusion thereof.

1.19.         “Research” shall mean any activities excluding selling Cell Lines comprising Selexis

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Technology, or selling recombinant proteins generated from Cell Lines comprising Selexis Technology, or making any other commercial use thereof or testing such proteins in a human subject, or filing of an IND. Activities that are excluded from Research shall only be undertaken after a Commercial License Agreement of the type described in Section 3 hereof has been entered into by the Parties.

1.20.         “Selexis” shall have the meaning as given on Page 2, 1st paragraph.

1.21.         “Selexis Know-How” shall mean Selexis’ Confidential Information and Know-How relating to the construction and development of recombinant Cell Lines for the manufacture of biopharmaceutical products and existing as of the Effective Date or obtained thereafter during the Term of this Agreement.

1.22.         “Selexis Materials” shall mean the materials provided by Selexis to COMPANY under this Agreement and all modifications and improvements thereof made by Selexis during the term hereof, but does not include any Cell Line generated under this Agreement

1.23.         “Selexis Patent Rights” shall mean Patent Rights that: (i) are owned or controlled by Selexis, (ii) which are necessary or useful for the use of Selexis Materials or the construction and development of Cell Lines, and (iii) are existing as of the Effective Date or obtained thereafter during the Term of this Agreement. Without limiting the definition set forth in this Section 1.19, the Selexis Patent Rights as of the Effective Date are listed in Exhibit 1 hereto.

1.24.         “Selexis Technology” shall mean the Selexis Patent Rights, Selexis Know-How and Selexis Materials.

1.25.         “Territory” shall mean the entire world.

1.26.         “Third Party” shall mean a Person other than Selexis, COMPANY or an Affiliate of Selexis or COMPANY.

1.27.         “Valid Claim” shall mean any issued or granted claim of the Selexis Patent Rights, except those arising through the operation of Section 6.5, that has not expired, lapsed, been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, that is unappealable or remains unappealed at the end of the time allowed for appeal, or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

1.28.         “VAT” shall mean value added tax and any other similar turnover, sales or purchase, tax or duty levied by any other jurisdiction whether central, regional or local.

2	Research License

2.1.	Research License. Selexis hereby grants to COMPANY a non-exclusive license (“Research License”) in the Territory, with the limited right to sublicense as per Section 2.2 hereafter, under the Selexis Technology, to use the Selexis Technology strictly in the Licensed Field of Use for

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Research alone or in connection with a Permitted Collaboration, but otherwise without collaboration with any Third Party.

2.2.	License to Affiliate; Sublicenses. At the request of COMPANY, Selexis shall grant additional Research Licenses to Affiliates of COMPANY pursuant to terms and conditions identical to this Agreement. Such additional Research License(s) shall become effective upon the execution of a written agreement identical to this Agreement among Selexis and the respective Affiliate of COMPANY. COMPANY may grant sublicenses under the Research License only with the prior written consent of Selexis.

2.3.	Research License Term. The term of the Research License is one (1) year from the Effective Date (the “Research License Term”). The Research License Term is automatically extended for additional one year periods unless COMPANY notifies Selexis in writing to terminate the Research License with effect to the end of a given one year period no later than thirty (30) business days prior to the end of the then-current one year period. The Research License shall in any case terminate on the third anniversary of the Effective Date unless the Parties mutually agree in writing to further extend the term.

2.4.	Selexis Materials. Selexis will provide COMPANY with [*] and written protocols and explanations describing in sufficient detail the use and application of these [*].

2.5.	Replacement of Selexis Materials. Upon written request by COMPANY and within twenty (20) days of Selexis’s receipt of such request, Selexis, at no cost to COMPANY, shall deliver a new shipment of then-current Selexis Materials to COMPANY, provided, however, that Selexis is not obliged to deliver Selexis Materials at no cost more than two (2) times in any given year of this Agreement. Any additional delivery of Selexis Material shall be made against payment of [*].

2.6.	Training. To facilitate the transfer of Selexis Know-how to COMPANY, Selexis agrees to provide to COMPANY the following training and services:

-	on-site training for one employee of COMPANY for up to [*] business days at Selexis’ facilities. COMPANY shall pay for all travel related expenses including accommodations for its employee participating in the training.

-	[*] hours of consulting by telephone.

-	[*] on-site training session annually, during the term of the agreement, for one employee of COMPANY for up to [*] business days at Selexis’ facilities. COMPANY shall pay for all travel related expenses including accommodations for its employee participating in the training.

3	Commercial License Option

Selexis hereby grants to COMPANY a non-transferable option to obtain a perpetual non-exclusive

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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worldwide license with the right to sublicense through multiple levels of sublicensees, under the Selexis Technology to manufacture or have manufactured a recombinant protein expressed by a Cell Line for clinical testing and for commercial sale to third parties. COMPANY may exercise the foregoing option at any time during the Term of this Agreement. If COMPANY exercises the option, the Parties shall negotiate in good faith the terms of a mutually acceptable Commercial License Agreement, which will provide, in part, as described in Exhibit 2.

4	Consideration

4.1.	Payments.

4.1.1	Research License Payment. Upon execution of this Agreement by COMPANY, Company shall pay Selexis One Hundred Thousand Swiss Francs (CHF 100,000). [*] will be due Selexis within [*] days of execution and the remaining [*] due within [*] days of execution of this Agreement.

4.1.2	Research License Annual Payment. Upon any extension of the Research License Term as described in Section 2.3, COMPANY shall, on the relevant anniversary of the Effective Date, pay to Selexis One Hundred Thousand Swiss Francs (CHF 100,000) to extend the Research License Term for that year.

4.2.	Mechanism of Payment. The payments due to Selexis under this Agreement shall be made by wire transfer or electronic fund transfer (at COMPANY’s discretion) to the credit and account of Selexis as follows:

Bank Name:      [*]

Account:           [*]

To:	Selexis S.A.

18, ch. Des Aulx

1228 Plan-les-Ouates

Geneva, Switzerland

4.3.	Payment Terms. Except for the Research License Payment terms described in Section 4.1.1, COMPANY shall make payments due to Selexis under this Agreement at the latest [*] days after receipt of Selexis’ invoice. All such fees and payments are exclusive of any VAT, other taxes, duties and excises (collectively referred to as “Taxes).

4.4.	Taxes.

4.4.1	All Taxes levied on account of any payment made by COMPANY to Selexis pursuant to this Agreement ( other than taxes on income, gains or profits levied against Selexis by any competent Swiss tax authority) will be the responsibility of and shall be paid by

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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COMPANY in accordance with this Article 4.

4.4.2	Character of Payments. The Parties agree that, for purposes of determining the applicability of any Taxes, the payments to be made under this Agreement constitute payments for tangible property and licensure of intellectual property. However, in the event that the governing tax authority (“Tax Authority”) recharacterizes such payment, any additional taxes that may be applied (including any interest and penalties that may be unpaid) shall [*],

4.4.3	Withholding by COMPANY

a)	All payments by COMPANY hereunder shall be made in full without any deduction or withholding whatsoever and free and clear of and without any deduction or withholding for or on account of any Taxes, except to the extent that any such deduction or withholding is required by law in effect at the time of payment. Any tax required to be withheld on amounts payable under this Agreement shall promptly be paid by COMPANY on behalf of Selexis to the appropriate governmental authority, and COMPANY shall furnish Selexis with proof of such payment of Taxes.

b)	Each Party shall do all such lawful acts and things and execute and deliver such documents, deeds and other papers and take such further actions as may be reasonably required to lawfully enable Selexis and COMPANY or their respective Affiliates to mitigate withholding taxes, such as taking advantage of any applicable legal provisions or any double taxation treaties, for the purpose of assigning to Selexis full tax credit for or recovery of amounts deducted or withheld by COMPANY pursuant to paragraph (a) of this Article. In the event that Selexis is not able to fully enjoy the tax credit in its jurisdiction for amounts so deducted or withheld, or recover such amounts, because COMPANY has failed to comply with this Article, COMPANY shall pay the differences between (i) amounts of deduction or withholding made and (ii) the actual amount of tax credit which Selexis obtained in its jurisdiction, grossed-up by such amount which represents withholding tax not recoverable by Selexis in form of a tax credit or any other form.

5	Intellectual Property

5.1.	Ownership. Subject to the rights being granted to Company hereunder, this Agreement will not affect either Party’s right and title in and to its Inventions and Know-How which exists on the Effective Date of this Agreement or which is thereafter developed independently of the performance of this Agreement.

5.2.	Each Party represents that it has or will secure valid and sufficient arrangements and agreements with its directors, officers and employees (which term shall include agents, consultants and

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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subcontractors) to comply with the Sections 5.3 to 5.6.

5.3.	Notwithstanding Sections 5.4, 5.5, 5.6 and 5.7, any Invention arising in connection with this Agreement relating to the use of a Cell Line developed hereunder for expressing any specific recombinant protein, or to the specific recombinant protein itself, shall, subject to the terms of the Research License and/or any Commercial License, be exclusive to COMPANY and treated as if owned by COMPANY. Unless otherwise agreed, COMPANY shall have full control over the decision to file an application for a patent in respect of any such Inventions, including paying the costs of obtaining, maintaining or defending any Patent Rights.

5.4.	Subject at all times to Section 5.3, any Invention arising in connection with this Agreement developed solely by COMPANY shall be COMPANY’s sole property and any Invention developed solely by Selexis shall be Selexis’ sole property. Selexis shall during the Term pay all renewal fees and do all such acts and things as may be necessary to maintain the Selexis Patent Rights.

5.5.	Subject at all times to Section 5.3, any Invention arising in connection with this Agreement developed jointly by the Parties, but which represents either expansion or extension of the Patent Rights or Know-How of Selexis only, shall be owned solely by Selexis and shall form part of the Selexis Patent Rights.

5.6.	Subject at all times to Section 5.3, any Invention arising in connection with this Agreement developed jointly by the Parties, but which represents either an expansion or extension of the Patent Rights or Know-How of COMPANY, including any Invention relating to a recombinant protein nominated by COMPANY, shall be owned solely by COMPANY.

5.7.	Subject at all times to Section 5.3, any Invention arising in connection with this Agreement developed jointly by the Parties, which is not owned solely by one Party or the other in accordance with this Agreement, shall be owned jointly by COMPANY and Selexis and shall be handled as follows:

5.7.1	If both Parties agree to file an application for a patent in respect of any such Invention (a “Joint Patent”) then the Parties shall share equally the filing and prosecution costs related to such applications, the maintenance costs and the costs of defending any resulting patent from attack, and the ownership and control of any Joint Patent (or other form of intellectual property protection) issuing thereon shall vest equally with COMPANY and Selexis. Each Party shall have the right to use and sublicense the Invention provided that a fair and reasonable share of net revenues, as agreed between the Parties acting in good faith, received by such Party as a result of such use or sublicense shall be payable to the other Party.

5.7.2	If the Parties agree that an application for a patent may be filed but at any time one Party is unwilling to pay for its half of the costs of obtaining, maintaining or defending a Joint Patent, such Party shall assign all its rights in and to such Invention (including its rights in

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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any Joint Patent, its right to a share in revenues received in relation to such Invention and its rights to use and sublicense the use of the Invention) to the Party willing to pay all of those costs, whereupon it shall cease to be deemed a Joint Patent. The Party declining to share such payment shall, at the reasonable cost of the other Party, render to the other Party such assistance, do such acts and execute such documents as might reasonably be required to give that Party the full benefit of this Section 5.7.

5.7.3	Each Party shall promptly notify the other Party of any infringement of any Joint Patent which comes to its attention and the parties shall consult in good faith with a view to agreeing a joint response to such infringement, including any proceedings against any infringer. In the event that the Parties agree to respond jointly to the infringement, the Parties shall, unless otherwise agreed in writing, share equally all costs associated therewith and any damages or account of profits awarded to the Parties or settlement sum negotiated by the Parties. Where one Party alone (the “Responding Party”) wishes to take such proceedings, the other Party shall provide all reasonable co-operation including but not limited to allowing (and doing all things reasonably necessary to allow) the other Party to prosecute those proceedings in their joint names, provided that (i) the Responding Party shall be responsible for the entire cost of any such legal proceedings and shall indemnify the other Party with regard to all costs, expenses, damages or account of profits awarded against the other Party as a result of the other Party’s name being used in any proceedings, but the Responding Party shall be entitled to all costs, damages, or account of profits that may be obtained or awarded; (ii) the Responding Party shall not make any admissions, or consent to the making of any order by any court, regarding the scope, validity or enforceability of the Joint Patent without the prior, written consent of the other Party; and (iii) the Responding Party shall keep the other Party informed with regards to any steps taken in response to an infringement and shall consult the other Party over proposed future steps that are likely to have a material effect on the conduct of any legal action.

5.8.	Each of the Parties hereto will promptly notify the other of any Invention arising in connection with this Agreement provided that COMPANY is only obliged to notify Selexis of such Inventions to the extent they directly relate to the Selexis Technology.

5.9.	In the event Selexis possesses, acquires, creates or is licensed any improvements to the Selexis Technology, subject to any bona fide obligations owed by Selexis to third parties (in respect of which Selexis has notified COMPANY), such improvements shall automatically be included in the Selexis Patent Rights and/or the Selexis Know-how and thereby disclosed and licensed at no extra cost to COMPANY in accordance with this Agreement.

5.10.         Third Party Patent Rights. Selexis covenants that if Selexis becomes aware that COMPANY’s

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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exploitation of its rights hereunder would, or would allegedly infringe any Third Party proprietary rights, Selexis shall use its best efforts to resolve such infringement at Selexis’ cost to ensure COMPANY’s freedom to continue to use the licenses pursuant to this Agreement, including using reasonable endeavours to obtain a license from the Third Party owner of the proprietary rights which entitles Selexis to continue to grant the rights to COMPANY as mentioned herein. Should such efforts not be successful, Selexis shall inform COMPANY in writing and thereafter either Party may terminate this Agreement with immediate effect, save that Selexis shall not have such right to the extent that COMPANY agrees to waive any liability Selexis would otherwise have to COMPANY hereunder in respect of the infringement of the Third Party proprietary right in question.

5.11.         Enforcement of Selexis Patent Rights. If during the Term, either Party becomes aware of any infringement or potential infringement of the Selexis Technology, it shall promptly notify the other Party in writing and the Parties shall consult with each other to decide the best way to respond to such infringement or misuse. Selexis covenants that if Selexis becomes aware of an infringement of the Selexis Patent Rights by Third Parties in the Licensed Field of Use, Selexis shall use its best efforts to prevent or enjoin such infringement. In the event Selexis is unable or unwilling to sue the alleged infringer within (i) [*] days of the date it becomes aware of such infringement, or (ii) [*] days before the time limit, if any, set forth in the applicable laws or regulations for the filing of such actions, whichever comes first, then COMPANY may, but shall not be required to take such action as COMPANY may deem appropriate to prevent or enjoin the alleged infringement or threatened infringement of Selexis Patent Rights. In such event, COMPANY shall act at its own expense, and Selexis shall cooperate reasonably with COMPANY at the expense of COMPANY, and Selexis agrees to be named as a nominal Party. In the event of such action by COMPANY, the COMPANY shall be entitled to all costs, damages, or accounts of profits that may be obtained or awarded.

5.12.         COMPANY Intellectual Property. Subject to Section 5.7, COMPANY shall retain all right, title and interest in (and the unrestricted right to use) any and all information, data, results, Know-How, products and the like, whether patentable or not, arising out of the conduct of the licenses granted hereunder and all intellectual property appurtenant thereto, including without limitation the Licensed Product composition or sequence and any related intellectual property. COMPANY shall have the unrestricted right to publish or otherwise disclose the results and data obtained by the practice of the Selexis Technology provided such disclosure does not include the Confidential Information of Selexis. Where appropriate and where reasonable, the name of Selexis shall be given proper recognition in such publication(s) as scientifically appropriate.

5.13.         Further assurance. Each Party agrees to execute and do all things at the cost of the other Party (if not specifically agreed otherwise) as the other Party may reasonably require to give that other Party the full benefit of the provisions of this Section 5.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6	Representations, Warranties, and Covenants

6.1.	Corporate Power. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state (or country or other jurisdiction, as the context requires) of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

6.2.	Due Authorization. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate actions.

6.3.	Binding Agreement. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy.

6.4.	No Conflicts. Each Party hereby represents and warrants that the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

6.5.	Additional Warranties by Selexis. Selexis hereby warrants, represents and covenants to COMPANY that, to the best of its knowledge:

6.5.1	As of the Effective Date, there are no Third Party intellectual property rights that may be asserted against COMPANY claiming that the use by COMPANY of the Selexis Technology under this Agreement constitutes an infringement thereof;

6.5.2	As of the Effective Date, there is no pending litigation or other legal proceeding which alleges that the use of Selexis Technology has infringed or misappropriated any of the intellectual property rights of any Third Party, and Selexis has not received any claim that the use of Selexis Technology infringes on any intellectual property rights of a Third Party or a request or demand from any Third Party for the licensing of any intellectual property rights of such party in connection with the practice of the Selexis Technology;

6.5.3	Selexis is the owner of or controls the Selexis Technology, and has the right to grant COMPANY the rights granted COMPANY under this Agreement, and will not, knowingly during the Term, grant any rights to any Third Party that would adversely affect COMPANY’s rights granted under this Agreement or prevent Selexis from entering into a Commercial License Agreement with COMPANY;

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.5.4	The Selexis Technology is free and clear of any encumbrance, lien, mortgage, charge, restriction or liability of any kind whatsoever, whether equitable or legal, that would conflict with or impair the rights granted to COMPANY under this Agreement;

6.5.5	As of the Effective Date, none of the Selexis Patent Rights are involved in any interference or opposition proceeding, and Selexis has not received any request, demand or notice from any Third Party threatening or disclosing such a proceeding with respect to any of the Selexis Patent Rights; and

6.5.6	As of the Effective Date, Selexis has not received any statement or assertion that (i) any claim in any of the Selexis Patent Rights is, or may be or become rendered, invalid or unenforceable, (ii) any Third Party is aware of any basis as to the future potential invalidity or unenforceability of any claim of any of the Selexis Patent Rights, or (iii) the Selexis Patent Rights do not list all required inventors.

6.5.7	Any replacement Selexis Materials shall satisfy the characteristics set forth in the Selexis Report and shall be free of mycoplasma or other pathogenic contamination.

6.6.          Notification. Selexis shall notify COMPANY promptly during the Term of this Agreement, if:

6.6.1	Selexis Patent Rights become involved in any interference or opposition proceeding, or Selexis receives any request, demand or notice from any Third Party threatening or disclosing such a proceeding with respect to any of the Selexis Patent Rights; or

6.6.2	Selexis receives any statement or assertion that (i) any claim in any of the Selexis Patent Rights is, or may be or become rendered, invalid or unenforceable, (ii) any Third Party is aware of any basis as to the future potential invalidity or unenforceability of any claim of any of the Selexis Patent Rights, or (iii) the Selexis Patent Rights do not list all required inventors.

6.7.	Disclaimer of Warranties by Selexis. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELEXIS DOES NOT MAKE ANY REPRESENTATION OR WARRANTY TO COMPANY OF ANY NATURE, EXPRESS OR IMPLIED, THAT THE SELEXIS TECHNOLOGY WILL BE USEFUL FOR, OR ACHIEVE ANY PARTICULAR RESULTS AS A RESULT OF ANY USE BY COMPANY OF THE SELEXIS TECHNOLOGY PURSUANT TO ANY LICENSE GRANTED TO COMPANY UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELEXIS SPECIFICALLY DISCLAIMS ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

7	Indemnification

7.1.	Indemnification by Selexis. During the Term and thereafter, Selexis hereby agrees to save, defend and hold COMPANY, its Affiliates, and their respective officers, directors, employees, consultants and

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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agents harmless from and against any and all liability, damage, loss or expense (collectively, “Losses”) claimed by COMPANY or by a Third Party resulting from the practice of licensed rights by COMPANY in accordance with this Agreement or breach of any representation, warranty, or covenants of Selexis contained in this Agreement, except to the extent that such Losses result from the gross negligence or intentional misconduct of COMPANY, its Affiliates, and their respective officers, directors, employees, consultants and agents, provided however, that [*]. In the event COMPANY seeks indemnification under this Section 7.1, COMPANY shall inform Selexis of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit Selexis to assume direction and control of the defence of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at Selexis’ expense) in the defence of the claim but provided always that Selexis may not settle any such claim or otherwise consent to an adverse judgment or order in any relevant action or other proceeding or make any admission as to liability or fault without the express written permission of COMPANY.

7.2.	Indemnification by COMPANY. During the Term and thereafter, COMPANY hereby agrees to save, defend and hold Selexis and its officers, directors, employees, consultants and agents harmless from and against any and all Losses claimed by Selexis or by a Third Party resulting from any breach of any representation, warranty, or covenants of COMPANY contained in this Agreement, or from personal injury or damage to property caused by any Products, except to the extent that COMPANY is indemnified by Selexis in respect of those Losses pursuant to Section 7.1 or that such Losses result from the gross negligence or intentional misconduct of Selexis, its Affiliates, or their respective officers, directors, employees, consultants or agents. In the event Selexis seeks indemnification under this Section 7.2, Selexis shall inform COMPANY of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit COMPANY to assume direction and control of the defence of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at COMPANY’s expense) in the defence of the claim.

7.3.	Insurance. COMPANY shall obtain and maintain during the Term of this Agreement and for five (5) years thereafter product liability insurance in respect of any Products with a reputable and solvent insurance provider in a commercially adequate amount. Such liability insurance shall insure against all mandatory liability including liability for personal injury, physical injury and property damage. COMPANY shall provide Selexis with written proof of the existence of such insurance upon request.

8	Term and Termination

8.1.	Term. This Agreement shall enter into effect on the Effective Date. Unless earlier terminated pursuant to Sections 8.2, 8.3 or 8.4 this Agreement shall remain in full force and effect until expiration of the Research License Term (such period, the “Term”).

8.2.	Termination for Default. In addition to any other remedies which may be available at law or equity,

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and except as otherwise provided for in Section 10.6 with respect to a Force Majeure event, in the event of any material breach of this Agreement by a Party (“Default”), the Party not in default (“Non-Defaulting Party”) shall have the right to give the other Party (“Defaulting Party”) written notice thereof (“Notice of Default”), which notice must state the nature of the Default in reasonable detail and request that the Defaulting Party cure such Default within [*]. If such Default is not cured within the period set forth herein after receipt of a Notice of Default by the Defaulting Party or if such Default is not capable of being cured, then the Non-Defaulting Party, at its option, may terminate this Agreement by written notice effective upon receipt.

8.3.	Termination for Bankruptcy. In the event that one or other Party shall become insolvent or make any arrangement with its creditors or has a receiver or administrator appointed to the whole or any part of its assets or if an order shall be made or a resolution passed for its winding up unless such order or resolution is part of a scheme for its amalgamation or reconstruction (“Insolvent Party”), the other Party shall have the right to serve immediate notice of termination of this Agreement, effective upon receipt.

8.4.	Termination by COMPANY. COMPANY may terminate this Agreement at any time by giving [*] written notice to Selexis.

8.5.	Effects of Expiration or Termination.

8.5.1	Termination of Licenses. In the event of expiration of this Agreement pursuant to Section 2.3 or a termination of this Agreement by COMPANY pursuant to Section 8.2 or 8.4 or by Selexis pursuant to Sections 8.2 or 8.3, the rights and licenses granted under this Agreement shall terminate.

8.5.2	Selexis Materials and Selexis Confidential Information. Upon termination of this Agreement under Section 8.1, 8.2 or 8.3 wherein COMPANY is the Insolvent Party, COMPANY shall dispose of all tangible embodiments, including Selexis Materials, and render inaccessible or useless all electronic embodiments, of Selexis Confidential Information provided to COMPANY by Selexis hereunder, except that COMPANY may retain one (1) copy thereof for legal archival purposes. COMPANY shall confirm and certify in writing that COMPANY has fully complied with this Section 8.4.2.

8.5.3	COMPANY Confidential Information. Upon any expiration or termination of this Agreement, Selexis shall dispose of all tangible embodiments, and render inaccessible or useless all electronic embodiments, of COMPANY Confidential Information provided to Selexis by COMPANY hereunder, except that Selexis may retain one (1) copy thereof for legal archival purposes. Selexis shall confirm and certify in writing that COMPANY has fully complied with this Section 8.

8.5.4	Accrued Obligations. Expiration or termination of this Agreement shall not relieve the

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Parties of any obligation or liability accruing prior to such expiration or termination and all ancillary provisions necessary for the implementation of this Section 8 shall survive termination.

8.5.5	Survival. Sections 5, 7, 8 and 9 shall survive termination or expiration of this Agreement.

9	Confidentiality

9.1.	Nondisclosure. During the Term, for a period of [*] thereafter or, in the case of subject matter [*], [*], each Party will maintain all Confidential Information of the other Party including the terms and conditions of this Agreement as confidential and will not disclose any Confidential Information to any Third Party except to its employees, agents, consultants and other representatives, who have a need to know such Confidential Information and who are bound by obligations of confidentiality at least as restrictive as set forth herein. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information.

9.2.	Exceptions. Confidential Information shall not include any information that the receiving Party can prove by competent evidence is:

9.2.1	now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

9.2.2	known by the receiving Party at the time of receiving such information, as evidenced by its records;

9.2.3	hereafter furnished to the receiving Party by a Third Party, without breach of any legal obligation and without restriction on disclosure;

9.2.4	independently developed by the receiving Party without the aid, application or use of Confidential Information of the disclosing Party; or

9.2.5	the subject of a written permission to disclose provided by the disclosing Party.

9.3.	Authorized Disclosures. Each Party shall be permitted to disclose Confidential Information of the other Party:

9.3.1	to the extent that, such Confidential Information is required to be disclosed to comply with applicable laws or regulations or with a court or administrative order; provided however that, where practicable, such Party shall first have given written notice of such required disclosure to the other Party, shall make reasonable efforts to narrow the scope of Confidential Information of the other Party required to be disclosed, and shall take

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reasonable steps to allow the other Party at its own expense to seek a protective order to protect the confidentiality of the Confidential Information required to be disclosed; or

9.3.2	to establish rights or enforce obligations under this Agreement, but only to the extent such disclosure is necessary and provided that such Party seeks confidential treatment of the Confidential Information to be disclosed.

10	Miscellaneous

10.1.          Assignment. Neither this Agreement nor any interest hereunder shall be assignable by either Party without the prior written consent of the other Party, not to be unreasonably withheld; provided that either Party may assign this Agreement and all of its rights and obligations hereunder, without such consent, to an entity which acquires all or substantially all of the business or assets of such Party (or the business or assets to which this Agreement pertains) whether by merger, consolidation, reorganization, acquisition, sale, license or otherwise and provided that this Agreement is assigned in its entirety without amendment; and COMPANY may assign this Agreement and all of its rights and obligations hereunder, without such consent, to an Affiliate if COMPANY remains liable and responsible for the performance and observance of all of the Affiliate’s duties and obligations hereunder, and provided that such Affiliate is not a Contract Manufacturing Organization. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 10.1 shall be null and void.

10.2.          Compliance with Governmental Obligations. Each Party shall comply, upon reasonable notice from the other Party, with all governmental requests directed to either Party and provide all information and assistance necessary to comply with the governmental requests.

10.3.          Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

10.4.          Dispute Resolution. The Parties agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the Parties shall undertake to resolve any such dispute in good faith. If after [*] of the matter first being raised the Parties are unable to resolve such dispute, either Party may seek any remedy available pursuant Section 10.8

10.5.          Entire Agreement. This Agreement (including the Exhibits attached hereto, which are incorporated herein by reference) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof; constitutes and contains the complete, final, and exclusive understanding and agreement of the Parties with respect to the subject matter hereof; and cancels, supersedes and

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terminates all prior agreements and understanding between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or understandings, whether oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

10.6.          Force Majeure. Neither Party shall be liable to the other for loss or damages for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause; and provided further that if any Force Majeure delays or prevents the performance of the obligations of either party for a continuous period in excess of [*] months, the party not so affected shall then be entitled to give notice to the affected party to terminate this Agreement, specifying the date (which shall not be less than [*] days after the date on which the notice is given) on which termination will take effect. Such a termination notice shall be irrevocable, except with the consent of both parties, and upon termination the provisions of Section 10.4 shall apply.

10.7.          Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

10.8.          Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of [*] In relation to any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”), each of the Parties irrevocably submits to the exclusive jurisdiction of the [*] and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

10.9.          Independent Contractors. The relationship between Selexis and COMPANY created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other Party except as expressly set forth in this Agreement.

10.10.         Interpretation of Agreement. Article and other descriptive headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

10.11.         License Obligations. Nothing in this Agreement imposes any obligation upon a Party to enter into any other license or agreement with the other Party.

10.12.         Non-Disclosure. Except as otherwise required by law or regulation, and only after compliance

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with this Section 10.12, neither Party shall issue a press release or make any other disclosure of the existence of or the terms of this Agreement, or otherwise use the name or trademarks or products of the other Party or the names of any employee thereof, without the prior written approval of such press release or disclosure by the other Party, which shall not be unreasonably withheld.

10.13.         Notices. All notices and other communications required by this Agreement shall be in writing in the English language and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

If to COMPANY, addressed to:

Oncobiologics, Inc.

7 Clarke Drive

Cranbury, New Jersey

08512

Attention:           Chief Executive Officer

With a copy to:   Vice President of Business Development

Fax:                   +1 (609) 619-3980

If to Selexis, addressed to: Selexis, S.A.

18 Chemin des Aulx

1228 Plan-les-Ouates

Geneva, Switzerland

Attention:           Accountant

With a copy to:   CEO, Igor Fisch, Ph.D.

Facsimile:          +41 22 308-9361

or to such addresses or addresses as the Parties hereto may designate for such purposes during the Term. Notices shall be deemed to have been sufficiently given or made: (i) if by facsimile with confirmed transmission, when performed, and (ii) if by air courier upon receipt by the Party.

10.14.         Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of COMPANY and Selexis (and their permitted successors and assigns) and nothing in this Agreement (express or implied) is intended to or shall confer upon any Third Party any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement..

10.15.         Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected

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thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

10.16.         Use of Name. No right, express or implied, is granted to either Party by this Agreement to use in any manner any trademark or trade name of the other Party including the names “Oncobiologics Inc.” and “Selexis” without the prior written consent of the owning Party.

10.17.         Waiver. The failure on the part of a Party to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times hereafter.

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The Parties, having read the terms of this Agreement and intending to be legally bound hereby, do hereby execute this Agreement.

SELEXIS

By:	/s/ Dr. Igor Fisch	By:	/s/ Regine Brokamp
Name: Dr Igor Fisch		Name: Regine Brokamp
Title: CEO		Title: Duly Authorized COO
Date:		Date: 03.10.11

COMPANY

By:	/s/ Jeremy M. Caudill	By:
Name: Jeremy M. Caudill		Name:
Title: VP Business Development		Title:
Date: September 30th, 2011		Date:

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EXHIBIT 1

SELEXIS PATENT RIGHTS

[*]

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EXHIBIT 2

Selexis Commercial Licensing Conditions

———————————

Biosimilar Molecules:

Milestone Payments:

a) Sixty five thousand Swiss Francs (CHF 65,000) at contract signature

b) [*]

c) [*]

Royalty Payments:

[*]

Option to buyout royalties at commercialization for each Product containing Licensed Product lump sum payment of 1,750,000 CHF

[*]

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AMENDMENT No. 1 TO
RESEARCH LICENSE AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) by and between Oncobiologics Inc. (“Company”) and Selexis SA (“Selexis”) is dated as of October 9th, 2014 (“Effective Date”).

Oncobiologics Inc. and Selexis entered into a Research License Agreement effective as of September 30th, 2011 (the “License Agreement”).

The parties desire to amend the License Agreement to extend the Research License Term as set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the agreements below and intending to be legally bound hereby, agree as follows:

1.          Extension. The parties hereby agree to extend the Research License Term for three (3) additional years and, accordingly, the Research License Term will now expire October 9th, 2017, unless earlier terminated as provided for in the License Agreement. Company shall pay to Selexis a Research License Annual Payment of [*], to be paid in one (1) installment for each yearly extension of the Research License Term.

2.          Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same agreement. The parties agree that a facsimile signature on the Amendment shall be binding evidence of a party’s signature (such facsimile which may also be forwarded by email).

3.          Effect of Agreement. Except as amended hereby, all provisions of the Agreement are hereby ratified and shall continue in full force and effect and are incorporated herein by reference. This Amendment shall be governed by and construed consistently with the terms of the Agreement. Any capitalized terms not defined herein will have the same meaning as in the Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

Company:

By:	/s/ Stephen J. McAndrew

Name: Stephen J. McAndrew, Ph.D.
Title: Sr. Vice President, Business Strategy & Development

Selexis SA

By:	/s/ Regine Brokamp

Name: Regine Brokamp
Title: COO

Selexis SA

By:	/s/ Girod, Pierre-Alain

Name: Girod, Pierre-Alain
Title: CSO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.